
<ARTICLE>  5
<LEGEND>
This schedule contains summary financial information extracted from the December 27, 1996, Income Statement and Balance Sheet
and is qualified in its entirety by reference to such
financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER>            1,000

<PERIOD-TYPE>                 12-MOS
<FISCAL-YEAR-END>             DEC-27-1996
<PERIOD-END>                  DEC-27-1996
<CASH>                          104,971
<SECURITIES>                    143,939
<RECEIVABLES>                   177,993
<ALLOWANCES>                          0
<INVENTORY>                      81,820
<CURRENT-ASSETS>                511,448
<PP&E>                          273,551
<DEPRECIATION>                  106,831
<TOTAL-ASSETS>                  786,271
<CURRENT-LIABILITIES>           136,798
<BONDS>                           2,850
<PREFERRED-MANDATORY>                 0
<PREFERRED>                           0
<COMMON>                          1,926
<OTHER-SE>                      626,561
<TOTAL-LIABILITY-AND-EQUITY>    786,271
<SALES>                         923,406
<TOTAL-REVENUES>                923,406
<CGS>                           390,997
<TOTAL-COSTS>                   390,997
<OTHER-EXPENSES>                348,947
<LOSS-PROVISION>                      0
<INTEREST-EXPENSE>                1,322
<INCOME-PRETAX>                 190,264
<INCOME-TAX>                     62,717
<INCOME-CONTINUING>             127,547
<DISCONTINUED>                        0
<EXTRAORDINARY>                       0
<CHANGES>                             0
<NET-INCOME>                    127,547
<EPS-BASIC>                      0.33
<EPS-DILUTED>                      0.33

All information restated for pooling of interests with NetCore Systems, Inc. and Coherent
Communications, Inc. Earnings per share data restated for the effect of a two-for-one stock split to stockholders of record on May 3, 1999.

